Consent of Independent Certified Public Accountants

     We have issued our report dated December 15, 1995 accompanying the financial statements of Investors' Quality Tax-Exempt Trust, Series 27 as of October 31, 1995, and for the period then ended, contained in this Post-Effective Amendment No. 12 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
February 23, 1996